EXHIBIT 99.1
FOR IMMEDIATE RELEASE
SMITH MICRO ANNOUNCES ACQUISITION OF PCTEL’S MOBILITY SOLUTIONS GROUP
Combination Expands Customer Base Globally and Complements Mobility Software Portfolio
ALISO VIEJO, CA— December 10, 2007 — Smith Micro Software, Inc. (NASDAQ: SMSI), a leading developer and marketer of software and services for the wireless market, and PCTEL, Inc., a developer of wireless broadband solutions, announced a definitive asset purchase agreement for Smith Micro Software to acquire PCTEL’s Mobility Solutions Group (“MSG”) for $59.7 million, to be paid at closing of the transaction.
PCTEL’s MSG, with their innovative technologies, has pioneered mobility solutions for cellular and IP wireless networks including advanced support for technologies such as 3G, Wi-Fi, WiMax, VoIP and IMS software for converged mobile handsets. The richly-featured portfolio of products serves wireless carriers, device manufacturers, network solution providers and enterprise customers with a complete range of communication clients for PC and mobile handset platforms.
William W. Smith, Jr., President and Chief Executive Officer of Smith Micro Software, commented, “PCTEL’s Mobility Solutions Group is the ideal complement to our existing technologies and plays to our strength in key growth markets in the wireless software universe. This acquisition not only expands our technology portfolio, but it is a significant step in the evolution of our business. This transaction will enable us to significantly broaden our customer base.”
Mr. Smith continued, “The Smith Micro Mobility Solutions portfolio of products including connection managers for PCs and mobile handsets with new support for WiMax and our next generation IMS application framework will serve to strengthen our overall leadership position in the wireless software space. We believe that with the integration of PCTEL’s customers, technologies and personnel, we will have achieved a significant milestone for the Company and expect to see continued growth of our core business in the coming years.”

Investor Conference Call
Smith Micro will hold an investor conference call to discuss the Company’s mobility solutions strategy at 2:15 p.m. Pacific time today, December 10, 2007. The call can be accessed by dialing (800) 218 9073 and providing the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.
About Smith Micro Software, Inc.:
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communications and utility software products for multiple OS platforms. The Company designs easy-to-use software for personal computing and business solutions around the world. With a focus on wireless and broadband technologies and the Internet, the Company’s products and services enable wireless communications, security and device management, file and image compression, digital image and music management. Smith Micro’s complete line of products is available through retail stores, Value-Added Resellers (VARs), Smith Micro’s consumer, enterprise, wireless sales groups and the Company’s websites. Smith Micro’s common stock trades on The NASDAQ Global Market® under the symbol SMSI.
Safe Harbor Statement: This release contains forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the pending acquisition of MSG assets, the anticipated timing of the closing of the acquisition, the expected benefits of the acquisition to Smith Micro and integration of MSG’s products and technologies with those of Smith Micro. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are Smith Micro’s ability to complete the acquisition of MSG assets and integrate MSG products and technologies with those of Smith Micro, customer acceptance of those new products and technologies, new and continuing adverse economic conditions and the Company’s ability to compete effectively with other software companies. These and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those presented in any forward-looking statements. Smith Micro assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies

INVESTOR RELATIONS INQUIRIES:
Robert E. Elliott	Charles Messman, Todd Kehrli
Smith Micro Software, Inc.	MKR Group
Chief Marketing Officer	+1 (323) 468-2300
+1 (949) 362-5800	smsi@mkr-group.com